Prudential High Yield Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077




November 29, 2011
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential High
Yield Fund, Inc.
		File Nos. 2-63394 and 811-02896

	On behalf of the Prudential High Yield
Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973)
367-7503.


Very truly yours,
 /s/  Peter Parrella
Peter Parrella
Assistant Treasurer